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                                                                    EXHIBIT 23.5


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                          CONSENT OF SNYDER & COMPANY



We hereby consent to the inclusion of our opinion as Appendix B to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement on Form S-4 of Conestoga Enterprises, Inc.. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                         SNYDER & COMPANY



                                         W. Lloyd Snyder
                                         Principal
                                         March 19, 1996